Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 4, 2022, with respect to the financial statements of the sub-accounts that comprise Nationwide Variable Account-15, and the related notes (collectively, the financial statements), included herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information. (File No. 333-227780).
/s/ KPMG LLP
Columbus, Ohio
April 25, 2022
13

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 18, 2022, with respect to the statutory financial statements and financial statement schedules I, III, IV and V of Nationwide Life Insurance Company, included herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information. (File No. 333-227780).
/s/ KPMG LLP
Columbus, Ohio
April 25, 2022
14